Exhibit 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data Systems
Tel: 972-348-5191

Stephanie Prince/Julie Prozeller
Financial Dynamics
Tel: 212-850-5600

Media: Tony Good
Tel: 972-348-5425

ALLIANCE DATA SYSTEMS ANNOUNCES RECORD

THIRD QUARTER RESULTS

* Double-Digit Growth and Record Results Across All Growth Engines

* Initial 2004 Guidance Consistent with Long Term Growth Model

Dallas, TX, October 15, 2003 – Alliance Data Systems Corp. (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced record results for its third quarter ended September 30, 2003 and guidance for the full year 2004.

Total third quarter revenue increased 17 percent to $255.7 million compared to $218.7 million for the third quarter of 2002. Net income increased 138 percent to $18.6 million for the third quarter of 2003, or $0.23 per diluted share, compared to $7.8 million, or $0.10 per diluted share, for the third quarter of 2002.

EBITDA for the third quarter of 2003 increased 30 percent to $51.5 million compared to $39.5 million for the third quarter of 2002. Cash earnings increased 55 percent to $20.4 million compared to $13.2 million for the third quarter of 2002. Cash earnings per diluted share increased 47 percent to $0.25 per diluted share compared to $0.17 per diluted share for the third quarter of 2002. (See “Financial Measures” below for a discussion of EBITDA and cash earnings.)

“The third quarter of 2003 was another record period for Alliance,” commented Mike Parks, chairman and chief executive officer. “Alliance’s three growth engines are all experiencing solid fundamental growth, resulting in strong double-digit performance across the board. We continue to be highly confident in the future and our continued ability to achieve our long-term growth goals.”

Segment Review

Transaction Services revenue, accounting for approximately half of the Company’s total revenue, increased 14 percent in the third quarter to $152.2 million. EBITDA increased 7 percent in the third quarter to $23.6 million. The majority of the segment consists of Private Label and Utility Services, two of Alliance’s main growth engines.  Both engines are benefiting from core client growth plus new client signings during 2003.  These factors led to a more than 20 percent increase in the number of statements generated, while maintaining revenue per statement. The value-added services provided by Alliance allowed the Company to maintain its pricing structure.

Marketing Services revenue increased 11 percent in the third quarter to $68.1 million. Reported EBITDA increased two percent in the third quarter to $9.0 million, which continued to be negatively impacted by a Canadian Dollar translation difference between revenue and expenses.  On a constant currency basis (see Financial Measures below), EBITDA for the segment increased 43 percent.

Specifically, revenue is generated at the time AIR MILES® Reward Miles are issued, but is deferred and recorded on the balance sheet at historical exchange rates in accordance with GAAP.  Revenue is then recognized over a period of time at this historical exchange rate.  Operating costs, however, are expensed in the period incurred at the then prevailing exchange rate. Due to the continued relative strong Canadian Dollar during the third quarter, reported EBITDA was negatively impacted as revenue at lower historical exchange rates was matched against expenses at higher current exchange rates.

The strong growth in revenue and constant currency EBITDA was driven by the two key business drivers:  AIR MILES Reward Miles issued, which increased 16 percent, and AIR MILES Reward Miles redeemed, which increased 22 percent.

Credit Services revenue increased 26 percent in the third quarter to $107.0 million while EBITDA increased 117 percent to $18.9 million. Contributing to the results were positive trends in all four of the segment’s key metrics.  Specifically, both private label credit sales and portfolio growth grew at double-digit rates as this year’s signings began to ramp-up.  Also, operating expense improvements in both credit losses and funding costs bolstered results.

Outlook

The Company achieved record results in the first nine months of 2003 despite the unfavorable impact of the Canadian Dollar appreciation. Financial results for the full year 2003 remain comfortably on track with the upwardly revised guidance the Company released at mid-year.  Specifically, the Company established minimum revenue and EBITDA guidance of $980.0 million and $180.0 million, respectively, and cash earnings per share guidance of $0.83-0.85 per share.  The Company currently believes it is tracking to exceed the high end of the cash earnings per share range.

Looking toward 2004, the Company believes that the current favorable business fundamentals will continue.  As such, the Company anticipates continuing to achieve its long term growth goals of at least a 12 percent revenue increase, a 15 percent EBITDA increase and an 18 percent increase in cash earnings per share. This equates to projected revenue and EBITDA of approximately $1.1 billion and $210.0 million, respectively, and projected cash earnings per share of at least $1.00 for the full year of 2004.

Financial Measures

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as EBITDA, Operating EBITDA and Cash Earnings.  The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. The Company refers to EBITDA before stock compensation expense as EBITDA in this press release. They are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management.  Included in this release is an estimate of the impact of foreign currency translation on EBITDA in the Marketing Services segment. This supplemental disclosure is intended to facilitate period-to-period comparisons of that segment’s EBITDA without the impact of changes in foreign currency translation rates. The calculation translates current-period foreign currency revenue and expenses at prior-period translation rates and compares the resultant EBITDA to prior-period EBITDA. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website.  The financial measures presented are consistent with the Company’s historical financial reporting practices.  The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Conference Call

Alliance Data Systems will host a conference call on October 15, 2003 at 5 p.m. (Eastern) to discuss the Company’s third quarter results. The conference call will be available via the Internet at www.alliancedatasystems.com. Additionally, there will be several slides accompanying the webcast.  Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company website.

About Alliance Data Systems

Based in Dallas, Alliance Data Systems (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services. The company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages over 72 million consumer relationships for some of North America’s most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 6,500 associates at more than 20 locations in the United States and Canada. For more information about the company, visit its web site, www.alliancedatasystems.com.

Forward Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to Alliance Data Systems or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30
	2003	2002	Change	2003	2002	Change
Revenues	$255.7	$218.7	17%	$743.4	$634.6	17%

Net income	$18.6	$7.8	138%	$42.9	$15.6	175%

Net income per share - diluted	$0.23	$0.10	130%	$0.54	$0.20	170%

EBITDA before stock compensation expense	$51.5	$39.5	30%	$147.1	$108.0	36%

Operating EBITDA before stock compensation expense	$55.8	$45.4	23%	$159.6	$125.8	27%

Cash earnings	$20.4	$13.2	55%	$53.5	$33.9	58%

Cash earnings per share - diluted	$0.25	$0.17	47%	$0.67	$0.44	52%

	As of September 30, 2003	As of December 31, 2002

Cash and cash equivalents	$45.1	$30.4
Seller’s interest and credit card receivables	225.3	147.9
Redemption settlement assets	207.8	166.3
Intangibles assets, net	125.1	76.8
Goodwill	444.4	438.6
Total assets	1,667.8	1,453.4

Deferred revenue	417.5	360.1
Certificates of deposit	97.3	96.2
Core debt	151.7	196.7
Total liabilities	990.4	910.7
Stockholders’ equity	677.4	542.7

ALLIANCE DATA SYSTEMS CORPORATION

SUMMARY FINANCIAL HIGHLIGHTS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002	Change	2003	2002	Change
Segment Revenue:
Transaction Services	$152.2	$133.9	14%	$446.6	$396.0	13%
Credit Services	107.0	84.8	26%	314.2	244.1	29%
Marketing Services	68.1	61.5	11%	195.2	174.2	12%
Intersegment	(71.6)	(61.5)	16%	(212.6)	(179.7)	18%
	$255.7	$218.7	17%	$743.4	$634.6	17%

Segment EBITDA before stock compensation expense:
Transaction Services	$23.6	$22.0	7%	$67.2	$59.1	14%
Credit Services	18.9	8.7	117%	51.6	22.8	126%
Marketing Services	9.0	8.8	2%	28.3	26.1	8%
	$51.5	$39.5	30%	$147.1	$108.0	36%

Key Indicators:
Core transactions processed	534.7	445.9	20%	1492.7	1,232.5	21%
Statements generated	41.5	34.0	22%	121.3	100.6	21%
Average core portfolio	$2,512.0	$2,270.3	11%	$2,502.4	$2,274.2	10%
Private label credit sales	$1,315.7	$1,180.8	11%	$3,768.4	$3,318.4	14%
AIR MILES Reward Miles issued	678.8	584.7	16%	1,866.8	1,682.2	11%
AIR MILES Reward Miles redeemed	371.3	304.7	22%	1,040.1	911.7	14%

ALLIANCE DATA SYSTEMS CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Total revenue	$255.7	$218.7	$743.4	$634.6

Total operating expenses	222.4	195.8	652.9	578.8

Operating income	33.3	22.9	90.5	55.8

Financing costs (1)	3.1	10.1	16.7	26.7
Other debt related costs (2)	—	—	4.3	0.8
Income before income taxes	30.2	12.8	69.5	28.3
Income tax expense	11.6	5.0	26.6	12.7
Net income	$18.6	$7.8	$42.9	$15.6

Net income per share – basic	$0.23	$0.10	$0.55	$0.21
Net income per share – diluted	$0.23	$0.10	$0.54	$0.20

Weighted average shares – basic	79.2	74.6	77.5	74.2
Weighted average shares – diluted	82.4	76.4	79.7	76.6

(1)                                  Financing costs includes non-cash fair value gain (loss) on swap of $2.4 million and $(2.7) million for the three months ended September 30, 2003 and 2002, respectively and $5.9 million and $(3.5) million for the nine months ended September 30, 2003 and 2002, respectively.

(2)                                  Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.

ALLIANCE DATA SYSTEMS CORPORATION

RECONCILIATION OF NON-GAAP INFORMATION

(Unaudited) (In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
EBITDA and Operating EBITDA before stock compensation expense:
Net income (GAAP)	$18.6	$7.8	$42.9	$15.6
Income tax expense	11.6	5.0	26.6	12.7
Financing costs	3.1	10.1	16.7	26.7
Other debt related costs (2)	—	—	4.3	0.8
Stock compensation expense (3)	—	—	2.7	2.9
Depreciation and other amortization	13.4	11.1	39.7	30.4
Amortization of purchased intangibles	4.8	5.5	14.2	18.9
EBITDA before stock compensation expense	51.5	39.5	147.1	108.0
Plus change in deferred revenue	10.7	(1.0)	57.4	20.3
Less change in redemption settlement assets	(6.1)	5.5	(41.5)	(6.6)
Foreign currency impact	(0.3)	1.4	(3.4)	4.1
Operating EBITDA before stock compensation expense	$55.8	$45.4	$159.6	$125.8

Cash Earnings:
Net income (GAAP)	$18.6	$7.8	$42.9	$15.6
Add back non-cash non-operating items:
Amortization of purchased intangibles	4.8	5.5	14.2	18.9
Stock compensation expense (3)	—	—	2.7	2.9
Other debt related costs (2)	—	—	4.3	0.8
Mark to market swap adjustment (4)	(2.4)	2.7	(5.9)	3.5
Income tax effect (5)	(0.6)	(2.8)	(4.7)	(7.8)
Cash earnings	$20.4	$13.2	$53.5	$33.9

Weighted average shares - diluted	82.4	76.4	79.7	76.6

Cash earnings per share - diluted	$0.25	$0.17	$0.67	$0.44

(2)                                  Represents the non-cash write-off of debt issuance costs associated with the early payoff of subordinated notes and term debt.

(3)                                  In the first quarter of 2003 and 2002, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers.

(4)                                  Represents the non-cash fair value (gain) loss on an interest rate swap that does not meet the hedging requirements of Statement of Financial Accounting Standards No. 133, as revised.

(5)                                  Represents income taxes adjustments for the tax benefit or expense related to the non-cash non-operating items.

ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT EBITDA
BEFORE STOCK COMPENSATION EXPENSE

(Unaudited) (In millions, except per share amounts)

	Three months ended September 30, 2003
	Operating income	Depreciation & amortization	Stock compensation expense (5)	EBITDA(6)
Transaction Services	$10.7	$12.9	$—	$23.6
Credit Services	17.8	1.1	—	18.9
Marketing Services	4.8	4.2	—	9.0
	$33.3	$18.2	$—	$51.5

	Three months ended September 30, 2002
	Operating income	Depreciation & amortization	Stock compensation expense(5)	EBITDA(6)
Transaction Services	$10.9	$11.1	$—	$22.0
Credit Services	6.9	1.8	—	8.7
Marketing Services	5.1	3.7	—	8.8
	$22.9	$16.6	$—	$39.5

	Nine months ended September 30, 2003
	Operating income	Depreciation & amortization	Stock compensation expense (5)	EBITDA(6)
Transaction Services	$29.0	$37.3	$0.9	$67.2
Credit Services	47.0	3.7	0.9	51.6
Marketing Services	14.5	12.9	0.9	28.3
	$90.5	$53.9	$2.7	$147.1

	Nine months ended September 30, 2002
	Operating income	Depreciation & amortization	Stock compensation expense (5)	EBITDA(6)
Transaction Services	$24.7	$33.0	$1.4	$59.1
Credit Services	17.1	4.9	0.8	22.8
Marketing Services	14.1	11.3	0.7	26.1
	$55.9	$49.2	$2.9	$108.0

(5)                                  In the first quarter of 2003 and 2002, the Company recorded stock compensation expense primarily related to the vesting of performance based restricted stock for certain officers.

(6)                                  Represents segment EBITDA before stock compensation expense and is equal to operating income plus depreciation and amortization and stock compensation expense.

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